Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Nature’s Sunshine Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, no par value per share (1)	457(c)	2,854,607	14.235	$40,892,245.28	$0.00015310	$6,260.60	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$40,892,245.28		$6,260.60

	Total Fees Previously Paid							—

	Total Fee Offsets							$5,487.63

	Net Fee Due							$772.97

(1)

Represents the sum of up to 2,854,607 shares of Common Stock issued or issuable acquired by the Selling Stockholder (i) in a private placement of our common stock, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

(2)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the registrant’s Class A Common Stock quoted on The Nasdaq Capital Market LLC on June 2, 2025.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Nature’s Sunshine Products, Inc.	POS AM	333-257823	April 17, 2024		$5,487.63	Equity	Common Shares, no par value per share	(1)	(1)

Fees Offset Sources	Nature’s Sunshine Products, Inc.	POS AM	333-257823		April 17, 2024						$5,487.63

(1)

Pursuant to Rule 457(p) promulgated under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $5,487.63, which represents a portion of the registration fee previously paid with respect to 2,854,607 common shares issued or issuable to the Selling Stockholder, all of which remain unsold (the “Unsold Securities”). The Unsold Securities were previously registered pursuant to (a) the Registration Statement on Form S-3 (File No. 333-257823), which was declared effective on August 2, 2021 (the “Prior Form S-3”), and (b) the Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-257823), which was declared effective on April 22, 2024 (together with the Prior Form S-3, the “Prior Registration Statement”). The registrant paid a filing fee of $5,487.63 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Form S-3). The offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.